UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 16, 2005 (May 13, 2005)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number,

including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the 2003 Stock Option Plan

At the May 13, 2005 annual meeting of shareholders of Quality Distribution, Inc. (the “2005 Annual Meeting”), the shareholders approved certain amendments to the Quality Distribution, Inc. 2003 Stock Option Plan. The number of shares authorized to be issued under the plan was initially 2,210,000 and, prior to amendment, automatically increased by 1% each year, subject to a maximum of 4,500,000. The amendments cause the aggregate number of shares authorized for issuance to automatically increase each year by 2.5%, retroactive to January 1, 2005, and the maximum number of shares issuable to be 6,500,000. A copy of the Quality Distribution, Inc. 2003 Stock Option Plan, as amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to the 2003 Restricted Stock Incentive Plan

The shareholders also approved amendments to the Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan at the 2005 Annual Meeting. These amendments increase the maximum dollar value of awards issuable under the plan from $5.5 million to $7.5 million and the maximum number of shares of common stock available for issuance under the plan to 700,000. Prior to the amendment, 500,000 shares were reserved for issuance under the plan. A copy of the Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan, as amended, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits
10.1	Quality Distribution, Inc. 2003 Stock Option Plan, as amended

10.2	Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 16, 2005	By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Quality Distribution, Inc. 2003 Stock Option Plan, as amended

10.2	Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan, as amended